PLEDGE AGREEMENT

         PLEDGE AGREEMENT (this "Agreement"), dated August 24, 2005, between Strata Oil & Gas Inc., a Canadian corporation (the "Pledgor"), and Pacific World Enterprises (the "Pledgee").

                              W I T N E S S E T H:

         WHEREAS, the Pledgor is indebted to the Pledgee in the principal amount of USD $1,000,000 Dollars pursuant to the Secured Promissory Note, dated of even date herewith (the "Note"), made by the Pledgor in favor of the Pledgee (capitalized terms used and not defined herein shall have the meanings ascribed to them in the Note);

         WHEREAS, pursuant to the Note, the Pledgee has required and the Pledgor has agreed, subject to the terms and conditions herein, to grant to the Pledgee, its successors, endorsees, transferees or assigns a security interest in 60,000,000 shares of the common stock of Pledgor (the "Shares") by the Pledgor as collateral security for payment of the amounts due under the Note.

         NOW, THEREFORE, in consideration of the foregoing recitals, and the mutual covenants contained herein, the parties hereby agree as follows:

1. Pledge. As collateral security for the punctual payment and performance, when and if due, by the Pledgor of the Note, Pledgor hereby pledges with, hypothecates, transfers and assigns to the Pledgee all of the Shares and all proceeds, shares and other securities received, receivable or otherwise distributed in respect of or in exchange for said shares, including, without limitation, any shares and other securities into which such shares may be convertible or exchangeable (collectively, the "Collateral").

2. Voting Power, Dividends, Etc. and other Agreements.

(a) Unless and until an Event of Default (as set forth in Section 3 below) has occurred, the Pledgee shall be entitled to exercise all voting powers pertaining to the Collateral, or any part thereof, for all purposes.

(b) Unless and until an Event of Default (as set forth in Section 3 below) has occurred, the Pledgor shall be entitled to receive and retain dividends paid with respect to the Collateral.

(c) The Pledgor and Pledgee agree that they will not sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of the Collateral.

3. Default and Remedies. For purposes of this Agreement, an "Event of Default" shall have the meaning given to such term in the Note. The Pledgee shall have the following rights upon an Event of Default:

                  (a) the rights and remedies provided by applicable laws, as said laws may be amended; and

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                  (b)  all  the  rights,  title,  and  interest  in  and  to the
         Collateral, including, without limitation, the right to receive and retain all dividends, payments and other distributions of any kind upon any or all of the Collateral.

4. Representations and Warranties.

                  (a) The Pledgor hereby represents and warrants to the Pledgee that:

                           (1) the  Pledgor  has full  power and  authority  and
                  legal right to pledge the Collateral to the Pledgee pursuant to this Agreement and this Agreement constitutes a legal, valid and binding obligation of the Pledgor, enforceable in accordance with its terms;

                           (2) the execution,  delivery and  performance of this
                  Agreement and other instruments contemplated herein will not violate any provision of any order or decree of any court or governmental instrumentality or of any mortgage, indenture, contract or other agreement to which the Pledgor is a party or by which the Pledgor and the Collateral may be bound, and will not result in the creation or imposition of any lien, charge or encumbrance on, or security interest in, any of the Pledgor's properties pursuant to the provisions of such mortgage, indenture, contract or other agreement; and

                           (3) the Shares are duly authorized and validly issued;

                  (b) The Pledgee hereby represents and warrants to the Pledgor that:

                           (1) the  Pledgee  has full  power and  authority  and
                  legal right to enter into this Agreement and this Agreement constitutes a legal, valid and binding obligation of the Pledgee, enforceable in accordance with its terms;

                           (2) the execution,  delivery and  performance of this
                  Agreement and other instruments contemplated herein will not violate any provision of any order or decree of any court or governmental instrumentality or of any contract or other agreement to which the Pledgee is a party or by which the Pledgor may be bound;

                           (3) The Pledgee  acknowledges its understanding  that
                  the offering and sale of the Shares is intended to be exempt from registration under the Securities Act. In furtherance thereof, in addition to the other representations and warranties of the Pledgee made herein, the Pledgee further represents and warrants to and agrees with the Pledgor and its affiliates as follows:

                                    (i) The Pledgee is acquiring the interest in
                           the Shares for the Pledgee's own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in such Shares or any portion thereof. Further, the Pledgee does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Shares or any part of the Shares.

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                                    (ii)  The  Pledgee  is  not   acquiring  the
                           interest  in the Shares as a result of or  subsequent
                           to  any  advertisement,   article,  notice  or  other
                           communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person previously
                           not  known  to  the   Pledgee  in   connection   with
                           investment securities generally.

                                    (iii) The Pledgee is experienced in entering
                           into transactions of the kind described in this Agreement and the related documents, and is able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Pledgor or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement and the related documents. The Pledgee has the financial ability to bear the economic risk associated with the transactions described in this Agreement and the related documents and has adequate means for providing for its current needs and personal contingencies. The Pledgee realizes that the basis for the exemption may not be present if, notwithstanding such representations, the Pledgee has in mind merely acquiring the Shares for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The Pledgee does not have any such intention.

                                    (iv)  The  Pledgee  has  been   provided  an
                           opportunity for a reasonable period of time prior to the date hereof to obtain additional information concerning the Shares, the Pledgor and all other information to the extent the Pledgor possesses such information or can acquire it without unreasonable effort or expense.

                                    (v)  The   Pledgee   understands   that  the
                           interest  in the  Shares is  granted  to  Pledgee  in
                           reliance  on  an  exemption  from  the   registration
                           requirements of United States federal and state securities laws and that the Pledgor is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Pledgee set forth herein in order to determine the applicability of such exemptions and the suitability of the Pledgee to acquire the security interest in the Shares.

                                    (vi) The Pledgee is an "accredited investor"
                           as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act by reason of Rule 501(a)(3).

                                    (vii) Each  certificate for any Shares shall
                           bear a legend to the effect that the Shares have not been registered under the Securities Act or registered or qualified under any the securities laws of any state or other jurisdiction, are "restricted securities," and cannot be resold or otherwise transferred unless they are registered under the Securities Act, and registered or qualified under any other applicable securities laws, or an exemption from such registration and qualification is available. Any resale of the Shares shall only be made in compliance with exemptions from registration afforded by the Securities Act and the rules and regulations promulgated thereunder. Further, any such sale of the Shares in any jurisdiction outside of the United States will be made in compliance with the securities laws of such jurisdiction. The Pledgee will not offer to sell or sell the Shares in any jurisdiction unless the Pledgee obtains all required consents, if any.

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5. No Waiver; No Election of Remedies.  No failure on the part of the Pledgee to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Pledgee of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law. In addition, the exercise of any right or remedy of the Pledgee at law or equity or under this Agreement or any of the documents shall not be deemed to be an election of Pledgee's rights or remedies under such documents or at law or equity.

6. Termination. This Agreement shall terminate and have no further force and effect when all obligations of the Pledgor under the Note and this Agreement have been satisfied, paid or discharged.

7. Further Assurances. The parties hereto agree that, from time to time upon the written request of any party hereto, they will execute and deliver such further documents and do such other acts and things as such party may reasonably request in order fully to effect the purposes of this Agreement.

8. Miscellaneous.

                  (a)   Modification.   This   Agreement   contains  the  entire
         understanding between the parties with respect to the subject matter hereof and specifically incorporates all prior oral and written agreements relating to the subject matter hereof. No portion or provision of this Agreement may be changed, modified, amended, waived, supplemented, discharged, canceled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged.

                  (b) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:00 p.m. on a business day in the state in which the recipient is located, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 5:00 p.m. on any date and earlier than 11:59 p.m. on such date, (iii) two business days following the date of mailing, if sent by nationally recognized overnight courier services, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

          If to the Pledgor, to:

                  Strata Oil & Gas Inc.
                  34595 3rd Ave - Suite 101
                  Abbotsford, B.C., Canada, V2S 8B7
                  Attention: Manny Dhinsa
                  Facsimile Number: 604-504-5810

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          If to the Pledgee, to:

                  Pacific World Enterprises
                  12691 Mitchell Road
                  Richmond, B.C., Canada, V6V 1M7
                  Attention: Paul Uppal
                  Facsimile Number: 604-327-9253

                  (c) Invalidity. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

                  (d) Benefit of Agreement. This Agreement shall be binding upon and inure to the parties hereto and their respective successors and assigns.

                  (e) Mutual Agreement. This Agreement embodies the arm's length negotiation and mutual agreement between the parties hereto and shall not be construed against either party as having been drafted by it.

                  (f) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the province of British Columbia and Canada. Each party hereby irrevocably submits to the exclusive jurisdiction of the Provincial courts of British Columbia or the Federal courts of Canada, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court or that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

                  (g) Counterparts. This Agreement may be executed in any number of counterparts and by facsimile, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  (h) Headings. Article, section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

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                  IN WITNESS WHEREOF, the parties hereto have caused this Pledge
Agreement to be duly executed by their respective authorized persons as of the date first indicated above.


                                    PLEDGOR:

                                    STRATA OIL & GAS INC.



                                    By:     _/s/______________________________
                                            Name: Manny Dhinsa
                                            Title: President


                                    PLEDGEE:

                                    Pacific World Enterprises



                                    By:     _/s/_____________________________
                                            Name: Paul Uppal
                                            Title: President






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